UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2020

______________

Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

______________

Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200

Coral Gables, FL 33134

 (Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market
Warrants to purchase Common Stock, $0.015 par value per share	DLPNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 5, 2020, Dolphin Entertainment, Inc. (the “Company”) and certain institutional investors entered into a share purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to such investors an aggregate of 7,900,000 shares of common stock, par value $0.015 (the “Common Stock”) in a registered direct offering, for gross proceeds of approximately $8.3 million (the “Financing”). The purchase price for each share of Common Stock is $1.05.

Pursuant to the Purchase Agreement, the Company agreed not to issue or enter into any agreement to issue Common Stock, or any securities that would entitle the holder thereof to acquire Common Stock, from June 5, 2020 until thirty (30) days after the closing of the Financing.

The Company currently intends to use the net proceeds from the Financing for general corporate purposes, including acquisitions of complementary businesses and working capital.

The Company entered into a letter agreement dated June 5, 2020 (the “Letter Agreement’) with Maxim Group LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive lead placement agent in connection with the Financing.  The Company agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds raised in the Financing. The Company also agreed to reimburse the Placement Agent’s legal expenses.

A copy of the Letter Agreement and form of the Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Letter Agreement and the Purchase Agreement, are subject to, and qualified in their entirety by, such documents.

On June 5, 2020, the Company issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Legal Opinion of K&L Gates LLP.

10.1	Letter Agreement, dated June 5, 2020, between Dolphin Entertainment, Inc. and Maxim Group LLC.

10.2	Form of Share Purchase Agreement dated June 5, 2020, among Dolphin Entertainment, Inc. and certain institutional investors.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)

99.1	Press Release dated June 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: June 9, 2020	By:	/s/ Mirta A. Negrini
	Name:	Mirta A. Negrini
	Title:	Chief Financial and Operating Officer